Exhibit 99(a)(3)

FORM OF ACCEPTANCE AND CANCELLATION FOR USE IF YOU WANT TO ACCEPT THE OPTION PROPOSAL

PROPOSED PRIVATISATION OF

ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED

(Incorporated in Bermuda with limited liability)

(Stock code: 1135)

BY ASIACO ACQUISITION LTD.*

(*formerly named Modernday Limited)

FORM OF ACCEPTANCE AND CANCELLATION OF OPTIONS

THIS FORM OF ACCEPTANCE AND CANCELLATION IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to any aspect of this form of acceptance and cancellation (this “Form of Acceptance”) or as to the action to be taken, you should consult your licensed securities dealer or registered institution in securities, bank manager, solicitor, professional accountant or other professional adviser.

The making of the Option Proposal to persons with a registered address in jurisdictions outside Hong Kong may be prohibited or affected by the laws of the relevant jurisdictions. If you are a citizen or resident or national of a jurisdiction outside Hong Kong, you should inform yourself about and observe any applicable legal requirements. It is your responsibility if you wish to accept the Option Proposal to satisfy yourself as to the full observance of the laws of the relevant jurisdiction, including the obtaining of any governmental, exchange control or other consent which may be required or the compliance with other necessary formalities or legal requirements and the payment of any taxes due in respect of such jurisdiction.

Unless the context other requires, terms used in this Form of Acceptance shall bear the same meanings as defined in the composite offer and response document dated 19 March 2007 (the “Composite Document”) issued by the Offeror and AsiaSat. This Form of Acceptance should be read in conjunction with the accompanying Composite Document.

To accept the Option Proposal made by Morgan Stanley, on behalf of the Offeror, you should complete and sign this Form of Acceptance and forward this Form of Acceptance, together with the relevant certificate(s) or letter(s) of grant (if any) of the Options for not less than the number of outstanding Options in respect of which you intend to accept the Option Proposal, by post or by hand to the company secretary of AsiSat at 17th Floor, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong, marked “AsiaSat Option Proposal” on the envelope, as soon as possible after the commencement of the Option Proposal and in any event so as to reach the company secretary of AsiaSat at the address above by no later than 4:30 p.m. (Hong Kong time) on Monday, 7 May 2007 (or such later time and/or date as the Offeror may determine and announce as permitted under the Takeovers Code).

To: Morgan Stanley, the Offeror and AsiaSat

Acceptance of the Option Proposal

I                          1 of                                  2 hereby accept the Option Proposal made by Morgan Stanley on behalf of the Offeror and agree, for the consideration of HK$0.82 per B Option and HK$3.95 per C Option, to the cancellation of                      outstanding B Option(s) granted to me to subscribe for            3 share(s) of HK$0.10 each of the Company at the exercise price of HK$17.48 per AsiaSat Share and                      outstanding C Option(s) granted to me to subscribe for             4 share(s) of HK$0.10 each of the Company at the exercise price of HK$14.35 per AsiaSat Share. The certificate(s) or letter(s) of grant (if any) relating to such Option(s) is/are enclosed for AsiaSat’s cancellation5.

Dated      this day of              2007

Signature of the Optionholder named above

Witness signature:

Witness name:

Witness occupation and address:

Notes:

1.	Please insert full name in BLOCK CAPITALS.

2.	Please insert full address in BLOCK CAPITALS.

3.	Please insert the number of AsiaSat Share(s) in respect of which the outstanding B Option(s) to subscribe is/are surrendered for cancellation. If no number is inserted or a number in excess of your registered holding of outstanding B Option(s) is inserted on this Form of Acceptance and you have signed this Form of Acceptance, you will be deemed to have accepted the Option Proposal in respect of your entire holding of B Option(s).

4.	Please insert the number of AsiaSat Share(s) in respect of which the outstanding C Option(s) to subscribe is/are surrendered for cancellation. If no number is inserted or a number in excess of your registered holding of outstanding C Option(s) is inserted on this Form of Acceptance and you have signed this Form of Acceptance, you will be deemed to have accepted the Option Proposal in respect of your entire holding of C Option(s).

5.	If the number of Option(s) surrendered for cancellation is less than the number of outstanding Option(s) held by the Optionholder, AsiaSat will provide a confirmation letter in relation to the balance of the Option(s) to such Optionholder.

OPTION PROPOSAL

Form of Acceptance and Cancellation of Options

To: Morgan Stanley and the Offeror

1.	My execution of this Form of Acceptance constitutes:

(a)	my acceptance of the Option Proposal made by Morgan Stanley on behalf of the Offeror, as contained in the Composite Document, for the consideration and on and subject to the terms and conditions set out in the Composite Document and this Form of Acceptance, in respect of the number of Option(s) specified in this Form of Acceptance or, if no such number is specified or a number in excess of my registered holding of the outstanding Option(s) is specified, I shall be deemed to have accepted the Option Proposal in respect of my entire holding of Option(s);

(b)	my undertaking to execute such further documents and to do such acts and things by way of further assurance as may be necessary or desirable to cancel my Option(s) tendered for cancellation under the Option Proposal;

(c)	my irrevocable instruction and authority to the Offeror and/or Morgan Stanley or such person or persons as they may direct to complete and execute any document on my behalf and to do any other act that may be necessary or expedient for the purposes of cancelling the Option(s) tendered for cancellation under the Option Proposal; and

(d)	my agreement to ratify each and every act or thing which may be done or effected by the Offeror and/or Morgan Stanley or their respective agents or such person or persons as it/they may direct on the exercise of any of the authorities contained in this Form of Acceptance.

2.	I understand that my acceptance of the Option Proposal constitutes a warranty and representation by me to the Offeror and Morgan Stanley that the Option(s) specified in this Form of Acceptance are free from all third party rights, liens, charges, equities and encumbrances and are to be cancelled and renounced together with all rights attaching to them as at the date of the Announcement or subsequently becoming attached to them.

3.	By returning the Form of Acceptance I hereby:

(i)	confirm that each Option in respect of which I make an election is valid and subsisting free from all liens, mortgages and third party interests of any nature whatsoever;

(ii)	confirm that the decisions which I have made on the Form of Acceptance cannot be withdrawn or altered;

(iii)	authorise the Offeror, and any director or officer of the Offeror or any agent of such person to do all acts and things and to execute any document as may be necessary or desirable to give effect to or in consequence of the elections and acceptances I have made on the Form of Acceptance, and I hereby undertake to execute any further assurance that may be required in respect of such elections and acceptances;

(iv)	undertake to confirm and ratify any action properly or lawfully taken on my behalf by any attorney appointed by or pursuant to the Form of Acceptance; and

(v)	confirm I have read, understood and agreed to the Option Proposal, the terms and conditions set out in the Composite Document and the Form of Acceptance, and that I have received the Composite Document.

4.	In the event that my acceptance is not valid, or is treated as invalid, in accordance with the terms of the Option Proposal, all instructions, authorisations and undertakings contained in paragraph 1 above shall cease and in which event, I authorise and request you to return my certificate(s) or letter(s) of grant (if any) of Option(s), together with this Form of Acceptance duly cancelled, to the company secretary of AsiaSat.

5.	I enclose the relevant certificate(s) or letter(s) of grant (if any) of Option(s) for the whole or part of my holding of outstanding Option(s) which are to be held by you on the terms and conditions of the Option Proposal.

6.	I understand that no acknowledgement of receipt of any form(s) of acceptance and cancellation and certificate(s) or letter(s) of grant (if any) of Option(s) will be given.